UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-402-1000

________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2010, athenahealth, Inc. held its 2010 Annual Meeting of Stockholders to vote on the following proposals:

1. to elect two directors, John A. Kane and Ruben J. King-Shaw, Jr., to serve as Class III directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal; and

2. to ratify the appointment of Deloitte & Touche, LLP as athenahealth, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For more information about the foregoing proposals, see athenahealth, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2010. The number of votes cast for or against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1 – Election of Directors

Each nominee was elected by a plurality vote to serve as a director until the annual meeting of stockholders to be held in 2013 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. The final voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
John A. Kane	25,169,442	2,441,491	2,508,177
Ruben J. King-Shaw, Jr.	8,509,648	19,101,285	2,508,177

Additionally, Jonathan Bush, Richard N. Foster, Brandon H. Hull, James L. Mann, and William Winkenwerder, Jr. continued as directors after the annual meeting.

Proposal 2 – Ratification of Deloitte & Touche LLP as athenahealth, Inc.’s independent registered public accounting firm

The final voting results were as follows:

For	Against	Abstentions
28,170,395	1,937,692	11,023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
May 28, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein VP, General Counsel, and Secretary